UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2019

Boot Barn Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36711	90-0776290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15345 Barranca Parkway, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 453-4400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	BOOT	New York Stock Exchange

Item 1.01                                           Entry into a Material Definitive Agreement

Wells Fargo Amendment

On June 6, 2019, Boot Barn Holdings, Inc. (the “Company”), and its subsidiaries entered into an Amendment No. 3 to the Credit Agreement (the “Wells Amendment”), by and among the Company, Boot Barn, Inc., Sheplers Holding Corporation, Sheplers, Inc., Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, Wells Fargo Bank, National Association, as Sole Lead Arranger and Sole Bookrunner, and the other Lenders named therein, which amends that certain Credit Agreement (the “Wells Credit Agreement”) dated as of June 29, 2015. The Wells Amendment increases the aggregate Revolving Credit Commitment (as defined therein) to $165,000,000 and extends the Maturity Date (as defined therein) to the earlier of June 6, 2024 (or such later date that may be determined thereunder) or 90 days prior to the maturity date of the term loan under the Golub Credit Agreement (as defined below), which is currently scheduled to mature on June 29, 2023. In addition, the Wells Amendment makes other changes to the Wells Credit Agreement in connection with the transition away from LIBOR as the benchmark rate.  The Wells Amendment also makes certain immaterial changes to the Wells Credit Agreement.

The foregoing description of the Wells Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Wells Amendment, which is filed as Exhibit 10.1 to this Report, and to the Wells Credit Agreement, which has been filed as Exhibit 10.23 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 30, 2019, filed by the Company on May 24, 2019, each of which is incorporated by reference herein.

Golub Amendment

On June 6, 2019, the Company and its subsidiaries entered into the Third Amendment to Credit Agreement (the “Golub Amendment”), by and among the Company, Boot Barn, Inc., Shelpers Holding Corporation, Sheplers, Inc., Golub Capital Markets LLC, as Administrative Agent, Sole Lead Arranger, Sole Bookrunner and Syndication Agent, and the other Lenders named therein, which amends that certain Credit Agreement (the “Golub Credit Agreement”) dated as of June 29, 2015.  The Golub Amendment (i) provides for a $65,000,000 voluntary prepayment of the term loan facility, (ii) changes the maximum Consolidated Total Net Leverage Ratio (as defined therein) applicable as of the last day of any four-fiscal-quarter period to 4.00:1.00 and (iii) extends the Term Loan Maturity Date (as defined therein) to June 29, 2023. In addition, the Golub Amendment makes other changes to the Golub Credit Agreement in connection with the transition away from LIBOR as the benchmark rate.  The Golub Amendment also makes certain immaterial changes to the Golub Credit Agreement.

The foregoing description of the Golub Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Golub Amendment, which is filed as Exhibit 10.2 to this Report, and to the Golub Credit Agreement, which has been filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 30, 2019, filed by the Company on May 24, 2019, each of which is incorporated by reference herein.

Press Release

The Company has issued a press release discussing the financial impact of the foregoing amendments, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits

Exhibit 10.1

Amendment No. 3 to Credit Agreement, dated as of June 6, 2019, by and among Boot Barn Holdings, Inc., Boot Barn, Inc., Sheplers Holding Corporation, Sheplers, Inc., Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, and Wells Fargo Bank, National Association, as Sole Lead Arranger and Sole Bookrunner, and the other Lenders named therein.

Exhibit 10.2

Third Amendment to Credit Agreement, dated as of June 6, 2019, by and among Boot Barn Holdings, Inc., Boot Barn, Inc., Sheplers Holding Corporation, Sheplers, Inc., Golub Capital Markets LLC, as Administrative Agent, Sole Lead Arranger, Sole Bookrunner and Syndication Agent, and the other Lenders named therein.

Exhibit 99.1	Press release dated June 12, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOT BARN HOLDINGS, INC.

Date: June 12, 2019	By:	/s/ Gregory V. Hackman
Name: Gregory V. Hackman
Title: Chief Financial Officer